UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

QUOIN PHARMACEUTICALS LTD.
(Translation of registrant’s name into English)

State of Israel	001-37846	92-2593104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42127 Pleasant Forest Court Ashburn, VA	20148-7349
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 980-4182

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing Thirty-five (35) Ordinary Shares, no par value per share	QNRX	The Nasdaq Stock Market LLC
Ordinary Shares, no par value per share*		N/A

*	Not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Quoin Pharmaceuticals Ltd. (the “Company”) approved forms of award agreements (the “Award Agreements”) to be used for the grant of stock options to directors and executive officers under the Company’s 2025 Equity Incentive Plan (the “Plan”). The Award Agreements were adopted in order to facilitate the Company’s grant of equity awards with a variety of terms and vesting criteria as permitted by the Plan.

The forms of Award Agreements, together with the Plan, provide the following:

•	The exercise price of an option may be paid in cash, by either certified or bank check, by wire transfer of immediately available funds, by delivery of an irrevocable direction to a securities broker approved by the Company to sell shares and to deliver all or part of the sales proceeds to the Company, by delivery of an irrevocable direction to a securities broker or lender approved by the Company to pledge shares as security for a loan and to deliver all or part of the loan proceeds to the Company, by applying the Cashless Exercise Mechanism (as defined in the Plan), or in such other manner as the Committee shall determine.

•	If a participant’s employment or service to the Company is terminated, outstanding vested and unvested awards will be subject to the following treatment:

Reason for Termination	Effect on Awards
Death or Disability	All awards that are unvested at the time of a grantee’s termination shall terminate on the date of such termination, and all awards of such grantee that are vested and exercisable may be exercised by the grantee or the grantee’s estate at any time within one (1) year after the death of the grantee (which results in the grantee’s termination or occurs within the three month period after the date of the grantee’s termination) or the date of termination due to disability of the grantee, but in any event no later than the expiration date as set forth in the option award agreement.

For Cause Termination	All outstanding awards held by such grantee (whether vested or not) shall terminate and be subject to recoupment by the Company on the date of the grantee’s termination.

Termination for any Reason other than Death, Disability or Cause	All awards that are unvested at the time of a grantee’s termination shall terminate on the date of such termination, and all awards of such grantee that are vested and exercisable at the time of such termination may be exercised within up to three (3) months after the date of such termination, but in any event no later than the expiration date as set forth in the option award agreement.

The foregoing summary of the Award Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Award Agreements attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed or furnished, as applicable, with this Report:

Exhibit Number	Description
10.1	Form of Incentive Stock Option Grant Notification Letter
10.2	Form of Non-Qualified Stock Option Grant Notification Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 17, 2025	QUOIN PHARMACEUTICALS LTD.

	By:	/s/ Michael Myers
	Name:	Dr. Michael Myers
	Title:	Chief Executive Officer